Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-219069 on Form F-3 and Registration Statement Nos. 333-234062 and 333-213686 on Form S-8 of our reports dated March 19, 2020, relating to the financial statements of DHT Holdings, Inc. and the effectiveness of DHT Holdings, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ Deloitte AS

Oslo, Norway
March 25, 2020